SECURITIES AND EXCHANGE COMMISSION

                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT


                        PURSUANT TO SECTION 13 OR 15 (d)
                     OF THE SECURITIES EXCHANGE ACT OF 1934

        Date of Report (Date of Earliest event reported)February 3, 2005


                               FORME CAPITAL, INC.

             (Exact Name of Registrant as Specified in its Charter)




               Delaware              33-19435            75-2233445

             (State of             (Commission         (IRS Employer
             Incorporation)        File Number)     Identification No.)


                 18170 Hillcrest, Suite 100, Dallas, Texas 75252

                    (Address of Principal Executive Offices)

        Registrant's telephone number, including area code:(972)612 1400

ITEM 8.01  Other Events


The Board of Directors determined on February 3, 2005 that it is in the Registrants best interest to approve a twenty five for one forward common stock split of its outstanding shares of common stock. On February 3, 2005, by the written consent in lieu of meeting of the majority of the owner's representing at least 80% of the outstanding shares of the Registrant, the adoption of resolutions required to effect this Forward Split was approved. The par value of the common shares will not be effected, and existing share certificates will continue to be valid, and will be exchanged when presented to the Registrants transfer agent. The record date for the Reverse Split will be February 24, 2005 and will be effective following the expiration of the required waiting period and the mailing of an Information Statement to stockholders. The Registrant currently has 100,000,000 common shares authorized, of which 3,028,605 are issued. Following the forward split, the Registrant will have 75,715,100 common shares outstanding.


                                   SIGNATURES


Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.


                                   FORME CAPITAL, INC.


                                   By:  /s/ Daniel Wettreich
                                      -------------------------
                                        Daniel Wettreich
                                        President

                                   Dated:  February 3, 2005